UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report August 6, 2024
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

Assignment and Bill of Sale - Frac Heating Equipment

On August 6, 2024, Enservco Corporation (“the Company”) and HP Oilfield Services, LLC, a Nevada limited liability company (“HP Oilfield”), entered into an assignment and bill of sale (the Assignment”) for the sale of certain Colorado-based assets of Heat Waves Hot Oil Service, LLC, a wholly owned subsidiary of the Company (the “Purchased Assets”). The Purchased Assets were primarily utilized in the Company’s frac water heating business. The aggregate purchase price for the Purchased Assets is $1,695,000, payable as follows: (i) $1,221,625 in cash; and (ii) a promissory note in the principal amount of $473,375 issued by HP Oilfield in favor of the Company (the "HP Note"), with principal payments of $94,675 plus accrued interest due and payable on the first day of each month beginning October 1, 2024 for a term of five (5) months. The HP Note matures on February 1, 2025 and interest accrues on the unpaid principal thereof at a rate of 10% per annum. As part of the Assignment, HP Oilfield also agreed not to solicit business in Pennsylvania, West Virginia, and Ohio for an 8 month period. Additionally, the Company granted HP Oilfield a 10 month option to purchase certain heating assets of the Company for a $1,850,000.

The description of the Assignment and HP Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Assignment and HP Note, which are filed as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Amendment to Membership Interest Purchase Agreement – Buckshot Acquisition

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 25, 2024, as amended on June 28, 2024, the Company entered into a Membership Interest Purchase Agreement (the “Buckshot Purchase Agreement”) with Tony Sims, an individual resident of Colorado; Jim Fate, an individual resident of Colorado (together the “Sellers”), and Buckshot Trucking LLC, a Wyoming limited liability company (“Buckshot Trucking”), pursuant to which the Company agreed to acquire from the Sellers all of the issued and outstanding membership interests of Buckshot Trucking for $5,000,000 (the “Base Amount”), subject to a net working capital adjustment, plus up to $500,000, in the form of the Company’s common stock, contingent upon satisfaction of certain conditions set forth in the Buckshot Purchase Agreement. The Base Amount consisted of $3,750,000 in cash and $1,250,000 in shares of the Company’s common stock based on the volume-weighted average of the common stock for a 10-day period immediately preceding the closing date.

On August 8, 2024, the Company entered into an Amendment to Membership Interest Purchase Agreement (the “Buckshot Amendment”) with the Sellers and Buckshot Trucking. The Buckshot Amendment amends the Buckshot Purchase Agreement to provide that in lieu of the $3,700,000 cash payment due at closing the Company would pay Messrs. Sims and Fate an aggregate of $1,000,000 in cash at closing and issue promissory notes to each of Mr. Sims ($2,025,000 principal amount) and Mr. Fate ($675,000 principal amount) in the aggregate principal amount of $2,700,000 (each, a “Buckshot Note” and together, the “Buckshot Notes”). The Buckshot Notes are unsecured, non-convertible, due on December 31, 2024 and bear interest at 10% per annum. The Buckshot Amendment also provides that the Company will withhold and retain $50,000 of the cash consideration and $200,000 of the stock consideration in order to secure the indemnification obligations of the Sellers under the Buckshot Purchase Agreement, as amended.

The Company closed on the acquisition of Buckshot Trucking on August 8, 2024 and issued to the Sellers an aggregate of 6,459,938 shares of Company common stock and the Buckshot Notes in aggregate principal amount of $2,700,000.

The foregoing descriptions of the Buckshot Amendment and form of Buckshot Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Buckshot Amendment and form of Buckshot Note, copies of which are filed as Exhibits 10.3 and 10.4 hereto and are incorporated by reference herein. The historical financial statements of Buckshot Trucking as of and for the three months ended March 31, 2024 and March 31, 2023 (unaudited) and as of and for the years ended December 31, 2023 and 2022 (audited) and the related pro forma financial information are filed as Exhibits 99.2, 99.3 and 99.4, respectively, to the Current Report on Form 8-K/A filed on June 28, 2024, and are incorporated by reference herein.

Share Exchange Agreement – Star Equity Holdings, Inc.

On August 9, 2024, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Star Equity Holdings, Inc., a Delaware corporation (“Star”), pursuant to which the Company sold to Star and Star purchased from the Company (i) 9,023,035 shares of the Company’s common stock (the “Initial Common Shares”), representing 19.9% of the issued and outstanding equity interests in the Company, and (ii) 3,476,965 shares of the Company’s 2% Cumulative Mandatorily Convertible Series A Preferred Stock (the “Series A Preferred Shares”), in exchange for 250,000 shares of Star’s Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Exchange Shares”).

The Series A Preferred Shares will mandatorily convert into the Company’s common stock at an initial rate of one share of common stock per Series A Preferred Share upon approval of such conversion by the Company’s stockholder as required by NYSE American rules. Under the Share Exchange Agreement, the Company has agreed to seek such stockholder approval and, if requested by Star at least 150 days after the date of the Share Exchange Agreement, the Company’s board of directors (the “Board”) is required to call a special meeting of stockholder that will occur within 120 days of such request. Star was also granted participation rights in future equity offerings of the Company, other than the pending equity line of credit, until the 12 month anniversary of the closing date (the “Participation Period”). In addition, during the Participation Period, Star has the right to exchange up to an additional $2,500,000 of Series A Preferred Shares for additional shares of the Company’s common stock calculated based on the transaction price of $0.20 per share. The Company received customary piggyback registration rights with respect to the resale of the Exchange Shares pursuant to the Share Exchange Agreement.

The Share Exchange Agreement contains customary representations and warranties by the Company, customary indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations and warranties contained in the Share Exchange Agreement were made only for purposes of the Share Exchange Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and were subject to limitations agreed upon by the contracting parties.

In connection with the Share Exchange Agreement, on August 9, 2024, the Company and Star entered into a board designation agreement (the “Board Designation Agreement”), pursuant to which the Company expanded the Board from five to six directors and provided Star the right to designate a director so long as Star owns 5% or more of the Company’s outstanding common stock. Star’s initial designee is Richard Coleman, Chief Executive Officer of Star.

In connection with the Share Exchange Agreement, on August 9, 2024, the Company, Cross River Partners, LP, (“Cross River”) an entity controlled by Richard A. Murphy, the Company’s Chair and Chief Executive Officer, and each of the Company’s directors and executive officers entered into a voting agreement (the “Voting Agreement”) with Star, pursuant to which Cross River, and each such director and officer agreed to vote shares beneficially owned by them in favor of (1) the Star director designee pursuant to the Board Designation Agreement and (2) approval of the shares of common stock issuable upon conversion of the Series A Preferred Shares as required by NYSE American rules.

Finally, as part of the Share Exchange Agreement, on August 9, 2024, the Company and Star entered into a registration rights agreement (the “Registration Rights Agreement”) that requires the Company to file a registration statement with the SEC within 40 days following the date of the Registration Rights Agreement for purposes of registering the resale of the Initial Common Shares and the shares of common stock issuable upon conversion of the Series A Preferred Shares. The Company is required to use its best efforts to cause this registration statement to be declared effective by the SEC within 60 days following the filing date (or by the fifth trading day after the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review).

The descriptions of the Share Exchange Agreement, Board Designation Agreement, Voting Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Exchange Agreement, Board Designation Agreement, Voting Agreement and Registration Rights Agreement, copies of which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8 hereto.

Note Purchase Agreement – Star Equity Holdings, Inc.

On August 9, 2024, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with Star providing for the purchase and sale of a promissory note (the “Star Note”) in the aggregate principal amount of $1,000,000. The Star Note is non-convertible, has a three month term, and bears interest at a rate of 20% per annum. The three month term may be extended an additional month if 60% of the principal amount of the Star Note is paid by the end of such three month term and an additional one month if 80% of the principal amount is paid by the end of the four month period.

The Star Note is secured by the 250,000 Exchange Shares of Star held by the Company pursuant to a stock pledge agreement dated as of August 9, 2024 (the “Stock Pledge Agreement”). The Stock Pledge Agreement provides that such collateral will be reduced pro rata on a monthly basis to the extent that the principal amount of the Star Note is repaid.

The descriptions of the Note Purchase Agreement, Star Note and Stock Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Purchase Agreement, Star Note and Stock Pledge Agreement, copies of which are filed as Exhibits 10.9, 10.10 and 10.11 hereto.

Item 2.01.         Completion of Acquisition or Disposition of Assets.

The information set forth under “Assignment and Bill of Sale - Frac Heating Equipment" and “Amendment to Membership Interest Purchase Agreement – Buckshot Acquisition” in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Amendment to Membership Interest Purchase Agreement – Buckshot Acquisition” and “Note Purchase Agreement – Star Equity Holdings, Inc.” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.         Unregistered Sales of Equity Securities.

The information set forth under “Amendment to Membership Interest Purchase Agreement – Buckshot Acquisition,” “Share Exchange Agreement – Star Equity Holdings, Inc” and “Note Purchase Agreement – Star Equity Holdings, Inc.” in Item 1.01 is incorporated by reference into this Item 3.02. The Buckshot Notes, the Star Note, the shares of common stock, the Series A Preferred Shares as well as the shares of common stock issuable upon conversion of the Series A Preferred Shares are being sold and issued without registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder as transactions not involving a public offering.

Item 3.03         Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 9, 2024, the Company expanded the size of the Board to six directors and pursuant to the Board Designation Agreement, appointed Richard Coleman, the Chief Executive Officer of the Star Equity Holdings, Inc., as a director of the Company. Under the Company’s 2024 director compensation plan, for his services as a non-employee director, Mr. Coleman is entitled to quarterly payments of $12,500 and, starting January 1, 2024, to an equity grant of the Company’s common stock equal to $30,000. The Board has not determined the Board committees to which Mr. Coleman will be appointed.

Mr. Coleman has more than 30 years of executive leadership experience with extensive expertise in business development, operational excellence, and acquisitions. He joined Star as Chief Operating Officer in January 2022, became Chief Executive Officer in April 2022, and was elected to the Board of Directors in May 2022. As CEO, he is responsible for leading the Star’s business growth and overseeing its overall operations. Prior to joining Star, Mr. Coleman was the President, Chief Executive Officer and director of Command Center, Inc., a provider of on-demand flexible employment solutions, positions he held from April 2018 to July 2019. He was also the Chairman of Hudson Global Inc., a global talent solutions company, from May 2014 to January 2022. He was the Principal Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, from August 2017 to March 2018. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. Mr. Coleman holds a master’s degree in Business Administration from Golden Gate University and is a graduate of the United States Air Force Communications System Officer School. He also holds a Bachelor of Science Degree from the United States Air Force Academy.

There are no family relationships between Mr. Coleman and any director or executive officer of the Company, and Mr. Coleman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of 2% Cumulative Mandatorily Convertible Series A Preferred Stock (the “Certificate of Designation”), setting forth the terms of the 2% Cumulative Mandatorily Convertible Series A Preferred Stock (the “Series A Preferred Stock”). The Certificate of Designation authorizes the issuance of up to 8,000,000 shares of Series A Preferred Stock.

Holders are entitled to receive, when, as and if declared by the Company’s Board out of funds legally available for payment, cumulative dividends at the dividend rate. Dividends on the Series A Preferred Stock are payable quarterly in arrears and accumulate, whether or not earned or declared. The dividend rate is initially 2% per annum, and increases to 8% per annum on August 8, 2025 and 12% per annum on August 8, 2026.

So long as any shares of Series A Preferred Stock remain outstanding (unless a greater percentage is then required), the Company may not, without the consent (which shall not be unreasonably withheld) of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, separately as one class, (i) create, authorize or issue any class or series of capital stock ranking in parity or senior to the Series A Preferred Stock or (ii) amend the Company’s constituent documents by merger or otherwise so as to affect adversely the rights, preferences, privileges or voting rights of holders, including, without limitation, provisions relating to dividends, conversion rights and ranking. The Series A Preferred Stock otherwise has no voting rights, except as required by Delaware law.

In the event of a liquidation, dissolution or winding up of the Company, the Company is required to first pay the holders of Series A Preferred Stock an amount of cash per share equal to the greater of (i) $0.40 per share (the “Liquidation Preference”) and (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution, winding up, in each case plus accumulated and unpaid dividends.

The conversion of the Series A Preferred Stock into shares of the Company’s common stock is conditioned on, and will occur following, the approval by the Company’s stockholders of the issuance of such shares under NYSE American rules.

The Company has the right at any time to redeem all or any portion of the outstanding shares of Series A Preferred Stock at a redemption price equal to the Liquidation Preference plus accumulated and unpaid dividends.

The description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01 Other Events

On August 9, 2024 the Company issued a press release announcing the sale of the Colorado based assets of Heat Waves Hot Oil Service, LLC. On August 12, 2024 the Company issued a press release announcing the other transactions described above. Copies of the press releases are attached as Exhibits 99.4 and 99.5 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of 2% Cumulative Mandatory Convertible Series A Preferred Stock of Enservco Corporation, as filed with the Secretary of State of Delaware on August 9, 2024
10.1	Assignment and Bill of Sale Agreement by and between Enservco Corporation and HP Oilfield Services, LLC dated as of August 6, 2024
10.2	Promissory Note payable to Enservco Corporation, dated August 6, 2024
10.3	Amendment to Membership Interest Purchase Agreement among Enservco Corporation and Tony Sims, Jim Fate, and Buckshot Trucking LLC dated as of August 8, 2024
10.4	Form of Promissory Note dated as of August 8, 2024 (Buckshot Note)
10.5	Share Exchange Agreement by and between Enservco Corporation and Star Equity Holdings, Inc. dated as of August 9, 2024
10.6	Board Designation Agreement by and between Enservco Corporation and Star Equity Holdings, Inc. dated as of August 9, 2024
10.7	Voting Agreement dated as of August 9, 2024
10.8	Registration Rights Agreement by and between Enservco Corporation and Star Equity Holdings, Inc. dated as of August 9, 2024
10.9	Note Purchase Agreement by and between Enservco Corporation and Star Equity Holdings, Inc. dated as of August 9, 2024
10.10	Promissory Note payable to Star Equity Investment Holdings, Inc., dated as of August 9, 2024
10.11	Stock Pledge Agreement dated as of August 9, 2024 by and between Enservco Corporation in favor of Star Equity Investment Holdings, Inc.
99.1
Unaudited Financial Statements of Buckshot Trucking, LLC as and for the three months ended March 31, 2024 and March 31, 2023 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on June 28, 2024)

99.2
Audited Financial Statements of Buckshot Trucking, LLC as and for the years ended December 31, 2023 and 2022 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K/A filed on June 28, 2024)

99.3	Unaudited Pro Forma Financial Statements of Enservco Corporation (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K/A filed on June 28, 2024)
99.4	Press release dated August 9, 2024
99.5	Press release dated August 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 12, 2024.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Chair and CEO